UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 2, 2014 (April 1, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2014, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (“SPA”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), for the private placement of up to $6,000,000 of the Company’s newly designated Series C Preferred Stock (“Series C Preferred Stock”).

On April 1, 2014, the Company sold and issued 300 shares of Series C Preferred Stock to Ironridge in exchange for $3 million. Furthermore, the Company has the option to sell an additional $3 million worth of Series C Preferred Stock to Ironridge, subject to the terms of the SPA (the “Option”). The Company must exercise the Option within three trading days after the date on which the registration statement covering the re-sale of the common stock underlying the Series C Preferred Stock has been declared effective by the Securities and Exchange Commission.

The exercise of the Option will not close, however, until after our stockholders approve certain issuances of our common stock related to the Series C Preferred Stock in accordance with Nasdaq Listing Rule 5635(d). That rule requires stockholders to approve certain stock issuances that may aggregate to 20% or more of our outstanding common stock. We intend to seek such approval at our next annual stockholder meeting. If our stockholders do not vote to approve such issuances of our shares in accordance with such rule, then the Option will not close and we would not receive the related proceeds.

In connection with the SPA, TFG Radiant Ltd., the Company's largest stockholder, entered into a Voting Agreement with Ironridge. Pursuant to the Voting Agreement, TFG Radiant has agreed to vote all shares of common stock it owns in favor of the stock issuances related to the Series C Preferred Stock.

The Series C Preferred Stock is convertible into common stock at a fixed conversion price of $1.15 per share of common stock. We will also issue additional shares of common stock upon any conversion if (as described below) we elect to pay required dividend amounts in common stock rather than cash.

Terms of the Series C Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series C Preferred Stock ranks senior with respect to dividends to the common stock, pari passu with respect to dividends with the Company’s existing Series A Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, pari passu with respect to rights upon liquidation with the common stock and the Company’s Series A Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock and junior to all existing and future indebtedness.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series C Preferred Stock will not have voting rights.

Dividends

Holders of the Series C Preferred Stock will be entitled to dividends in the amount of 5.75% per annum, payable when, as and if declared by the Board of Directors in its discretion. The dividend rate on the Series C Preferred Stock is indexed to the Company's stock price and subject to adjustment in certain circumstances.

The dividend rate on the Series C Preferred Stock shall adjust upward by 98.880 basis points for each $0.05 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is below $1.00, subject to a maximum dividend rate of 18%. The dividend rate on the Series C Preferred Stock shall adjust downward by 98.880 basis points for each $0.05 that the volume weighted average price of our common stock on any trading day as of which the dividend rate is determined and calculated is above $1.30, subject to a minimum dividend rate of 3%.

The Company has the option to pay dividends on the Series C Preferred Stock in cash or in additional shares of common stock. If the Company elects to pay in the form of common stock, the number of shares to be issued shall be calculated by using the lesser of (i) 92% of the volume weighted average price for the common stock over a 60 day measuring period or (ii) the 92% of the lowest single day closing price for the common stock occurring during such measuring period.

Conversion Rights

The Series C Preferred Stock will be convertible into common stock at a fixed conversion price of $1.15 per share of common stock. The Series C Preferred Stock may be converted into shares of common stock at any time at the option of the holder. The Series C Preferred Stock may also be converted into shares of common stock at the option of the Company if the closing price of the common stock exceeds $2.30 for 20 consecutive trading days.

In addition to the issuance of the applicable number of conversion shares, upon any conversion of Series C Preferred Stock the Company will also pay to the holder a “make whole” amount equal to the dividends (calculated at the then applicable dividend rate) on the converted Series C Preferred Stock for a full five year period from the date of issue (less any period for which dividends have previously been paid). Such make whole amount may be paid in cash or, at the Company’s option, additional shares of common stock. If the Company elects to pay the make whole amount in the form of common stock, the number of shares to be issued shall be calculated by using the lesser of (i) 92% of the volume weighted average price for the common stock over a 60 day measuring period or (ii) the 92% of the lowest single day closing price for the common stock occurring during such measuring period.

Redemption

Upon or after the fifth anniversary of the initial issuance date of the Series C Preferred Stock, the Company will have the right, at its option, to redeem for cash all or a portion of the Series C Preferred Stock at a price per share equal to $10,000 plus any accrued but unpaid dividends.

At any time prior to the fifth anniversary of the date of the initial issuance of Series C Preferred Stock, the Company will have the option to redeem for cash all or a portion of the Series C Preferred Stock at a price per share equal to (a) $10,000 plus any accrued but unpaid dividends thereon plus (b) the “make whole” amount equal to the dividends on the redeemed Series C Preferred Stock for a full five year period from the date of issue (less any period for which dividends have previously been paid).

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series C Preferred Stock will be entitled to be paid out of our assets, on parity with holders of our common stock and our Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and common stock, an amount equal to $10,000 per share plus any accrued but unpaid dividends thereon.

Registration Rights Agreement

In connection with the SPA, the Company entered into a Registration Rights Agreement (“RRA”) agreeing to register the shares of Common Stock which may be issued upon (i) conversion of the Series C Preferred Stock, and (ii) the payment by the Company of dividends and make whole amounts (if any) on the Series C Preferred Stock. The RRA provides for the filing of a resale registration statement by the Company as soon as practicable.

The RRA provides that if such resale registration statement is not to be declared effective on or before (i) the 30th day after April 1, 2014, the Company will be required to issue 30 additional shares of Series C Preferred Stock to Ironridge; (ii) the 60th day after April 1, 2014, the Company will be required to issue 30 additional shares of Series C Preferred Stock to Ironridge; and (iii) before the 90th day after April 1, 2014, the Company will be required to issue 30 additional shares of Series C Preferred Stock to Ironridge.

The foregoing is only a brief description of the material terms of the SPA, the Certificate of Designation, the Voting Agreement and the RRA, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

 This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the offering, the closing of the offering and the conversion of the preferred stock and the exercise of the warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report

Exhibit Number	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock (attached as Exhibit 2 to the Stock Purchase Agreement filed below as Exhibit 10.1)
10.1	Stock Purchase Agreement dated April 1, 2014
10.2	Registration Rights Agreement dated April 1, 2014
10.3	Voting Agreement dated April 1, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 2, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer